As filed with the Securities and Exchange Commission on March 7, 2001
                                                      Registration No. 333-48532

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  U.S. BANCORP
             (Exact name of registrant as specified in its charter)


                Delaware                               41-0255900
      (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)               Identification No.)

            U.S. Bank Place
        601 Second Avenue South                        55402-4302
            Minneapolis, MN                            (Zip code)
(Address of Principal Executive Offices)


                     Firstar Corporation Thrift Savings Plan
             Firstar Corporation 1999 Employee Stock Incentive Plan
              Firstar Corporation 1998 Incentive Stock Option Plan
             Firstar Corporation 1998 Employee Stock Incentive Plan
                 Star Banc Corporation 1986 Stock Incentive Plan
      Star Banc Corporation 1991 Amended And Restated Stock Incentive Plan
           Star Banc Corporation 1993 Stock Option Plan For Employees
        Star Banc Corporation 1996 Starshare Incentive Plan For Employees
                 Star Banc Corporation 1996 Stock Incentive Plan
               Star Banc Corporation Director Stock Incentive Plan
                     Great Financial Corporation Stock Plan
               Trans Financial Corporation 1998 Stock Option Plan
               Trans Financial Corporation 1990 Stock Option Plan
               Trans Financial Corporation 1992 Stock Option Plan
               Trans Financial Corporation 1994 Stock Option Plan
                 Trans Financial Corporation 1995 Executive Plan
            Trans Financial Corporation 1996 Consolidated Stock Plan
         Mercantile Bancorporation Inc. 2000 Employee Stock Option Plan
    Mercantile Bancorporation Inc. Amended and Restated Stock Incentive Plan
     Mercantile Bancorporation Inc. Amended and Restated Voluntary Deferred
                               Compensation Plan
  Mercantile Bancorporation Inc. Amended and Restated Stock Incentive Plan for
                             Non-Employee Directors
     Mercantile Bancorporation Inc. Voluntary Deferred Compensation Plan for
            Non-Employee Affiliate Directors and Advisory Directors
            Mercantile Bancorporation Inc. 1994 Stock Incentive Plan Mercantile Bancorporation Inc. 1994 Stock Incentive Plan for Non-Employee
                                   Directors
       Mercantile Bancorporation Inc. Horizon Investment and Savings Plan
                            (Full title of the Plans)



                               LEE R. MITAU, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                 U.S. BANK PLACE
                             601 SECOND AVENUE SOUTH
                           MINNEAPOLIS, MN 55402-4302
                     (Name and address of agent for service)

                                 (612) 973-1111
          (Telephone number, including area code, of agent for service)

                                   copies to:
      EDWARD D. HERLIHY, ESQ.              MITCHELL S. EITEL, ESQ.
   WACHTELL, LIPTON, ROSEN & KATZ            SULLIVAN & CROMWELL
         51 W. 52ND STREET                    125 BROAD STREET
         NEW YORK, NY 10019                  NEW YORK, NY 10004
           (212) 403-1000                      (212) 558-4000


                                EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 on Form S-8 amends Registration Statement No. 333-48532 which was previously filed on Form S-4 (the "Original Registration Statement") in connection with the merger (the "Merger") of Firstar Corporation, a Wisconsin corporation ("Firstar") with and into U.S. Bancorp, a Delaware corporation ("U.S. Bancorp" or the "Registrant"), pursuant to an Agreement and Plan of Merger, dated as of October 3, 2000, as amended as of October 23, 2000 and December 18, 2000 (the "Merger Agreement"). The Original Registration Statement as amended by this Post-Effective Amendment No. 1 is referred to herein as the "Registration Statement." In connection with the filing of the Original Registration Statement, 1,002,000,000 shares of U.S. Bancorp common stock ("U.S. Bancorp Common Stock") were registered with the Securities and Exchange Commission (the "Commission") and the applicable filing fee was paid. The number of shares so registered pursuant to the Original Registration Statement were those shares expected to be issued in connection with the Merger, including shares necessary to be distributed, or reserved for issuance, to Firstar employees and directors in connection with certain employee benefit plans of Firstar in effect at the time of the Merger as listed on the cover of this Post-Effective Amendment No. 1 (the "Firstar Plans"). Pursuant to the terms of the Merger Agreement, upon the consummation of the Merger, which was completed on February 27, 2001, all outstanding Firstar stock options exercisable for common stock of Firstar (the "Firstar Common Stock") under the Firstar Plans were converted into stock options exercisable for U.S. Bancorp Common Stock on the same terms and conditions as were in effect immediately prior to the effective time of the Merger. In addition, the Firstar Plans have been or will be amended to provide for the issuance of U.S. Bancorp Common Stock in lieu of Firstar Common Stock, as provided in the relevant plan, after the effective time of the Merger.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

      The following documents heretofore filed by U.S. Bancorp
(File No. 1-06880) with the Commission are incorporated by reference in the Registration Statement:

        (a) U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000;

        (b) U.S. Bancorp's Current Reports on Form 8-K dated March 6, 2001, February 28, 2001 and January 22, 2001;

        (c) the description of U.S. Bancorp Common Stock contained in the registration statement on Form 8-A dated March 19, 1984, as amended in its entirety by the Form 8 Amendment dated February 26, 1993 and the Form 8-A/A-2 dated October 6, 1994, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the Commission for the purpose of updating such description; and

        (d) the description of U.S. Bancorp's Preferred Share Purchase Rights included in its Registration Statement on Form 8-A dated February 28, 2001, including any amendment or report filed with the Commission for the purpose of updating such description.

      All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities
         -------------------------

      This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

      This item is inapplicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

      Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with actions, suits or proceedings. Article VI of the Restated Bylaws of the Registrant provides for broad indemnification of directors and officers.

      The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

      This item is inapplicable.

Item 8.  Exhibits
         --------

      This Registration Statement includes the following Exhibits:


Exhibit
Number      Description of Exhibits
-------     -----------------------

2.1 Agreement and Plan of Merger, dated as of October 3, 2000, as amended as of October 23, 2000 and December 18, 2000, by and between Firstar Corporation, a Wisconsin corporation, and U.S. Bancorp, a Delaware corporation (incorporated by reference to Appendix A of U.S. Bancorp's Registration Statement on Form S-4, filed on January 11, 2001).

4.1 Restated Certificate of Incorporation of U.S. Bancorp (incorporated by reference to Exhibit 3.1 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 1, 2001).

4.2         Restated Bylaws of U.S. Bancorp (incorporated by reference to
            Exhibit 3.2 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 1, 2001).

4.3         Rights Agreement, dated as of February 27, 2001, by and between U.S.
            Bancorp and Firstar Bank N.A., as rights agent (incorporated by reference to Exhibit 4.1 to U.S. Bancorp's Registration Statement on Form 8-A filed on February 28, 2001).

5.1 Opinion of Sullivan & Cromwell as to the legality of securities being issued*

23.1        Consent of Ernst & Young LLP

23.2        Consent of Sullivan & Cromwell (included in Exhibit 5.1 hereof)

24.1        Powers of Attorney

-------------------------------
* Previously filed.


Item 9.  Undertakings
         ------------

      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to
      Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
      Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Registrant's indemnification provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MINNEAPOLIS, STATE OF MINNESOTA, ON MARCH 7, 2001.

                                      U.S. BANCORP


                                      By:   /S/ JERRY A. GRUNDHOFER
                                         ---------------------------------------
                                                    Jerry A. Grundhofer
                                          President and Chief Executive Officer

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON MARCH 7, 2001, BY THE FOLLOWING PERSONS IN THE CAPACITIES
INDICATED:


               Signature                                  Date
               ---------                                  ----


           /s/ JERRY A. GRUNDHOFER                   March 7, 2001
     -----------------------------------
          Jerry A. Grundhofer
 President and Chief Executive Officer
     (principal executive officer)


            /s/ DAVID MOFFETT                         March 7, 2001
     -----------------------------------
             David Moffett
        Chief Financial Officer
     (principal financial officer)


             /s/ TERRANCE DOLAN                       March 7, 2001
     -----------------------------------
             Terrance Dolan
               Controller
     (principal accounting officer)


                    *                                 March 7, 2001
     -----------------------------------
    Victoria Buyniski Gluckman, Director

                    *                                 March 7, 2001
     -----------------------------------
        John C. Dannemiller, Director


                    *                                 March 7, 2001
     -----------------------------------
        J.P. Hayden, Jr., Director


                    *                                 March 7, 2001
     -----------------------------------
      Thomas H. Jacobsen, Director


                    *                                 March 7, 2001
     -----------------------------------
       Sheldon B. Lubar, Director


                    *                                 March 7, 2001
     -----------------------------------
          Frank Lyon, Jr., Director


                    *                                 March 7, 2001
     -----------------------------------
     Daniel F. McKeithan, Jr., Director


                    *                                 March 7, 2001
     -----------------------------------
          David B. O'Maley, Director


                    *                                 March 7, 2001
     -----------------------------------
         Thomas E. Petry, Director


                    *                                 March 7, 2001
     -----------------------------------
       John J. Stollenwerk, Director


                    *                                 March 7, 2001
     -----------------------------------
       Patrick T. Stokes, Director


                    *                                 March 7, 2001
     -----------------------------------
       John F. Grundhofer, Director


                    *                                 March 7, 2001
     -----------------------------------
       Linda L. Ahlers, Director

                    *                                 March 7, 2001
     -----------------------------------
      Arthur D. Collins, Jr., Director


                    *                                 March 7, 2001
     -----------------------------------
           Joel W. Johnson, Director


                    *                                 March 7, 2001
     -----------------------------------
         S. Walter Richey, Director

                                Index to Exhibits
                                -----------------

Exhibit
Number      Description of Exhibits
-------     -----------------------

2.1 Agreement and Plan of Merger, dated as of October 3, 2000, as amended as of October 23, 2000 and December 18, 2000, by and between Firstar Corporation, a Wisconsin corporation, and U.S. Bancorp, a Delaware corporation (incorporated by reference to Appendix A of U.S. Bancorp's Registration Statement on Form S-4 filed on January 11, 2001).

4.1 Restated Certificate of Incorporation of U.S. Bancorp (incorporated by reference to Exhibit 3.1 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 1, 2001).

4.2         Restated Bylaws of U.S. Bancorp (incorporated by reference to
            Exhibit 3.2 to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 1, 2001).

4.3         Rights Agreement, dated as of February 27, 2001, by and between U.S.
            Bancorp and Firstar Bank N.A., as rights agent (incorporated by reference to Exhibit 4.1 to U.S. Bancorp's Registration Statement on Form 8-A filed on February 28, 2001).

5.1 Opinion of Sullivan & Cromwell as to legality of securities being issued*

23.1        Consent of Ernst & Young LLP

23.2        Consent of  Sullivan & Cromwell (included in Exhibit 5.1 hereof)

24.1        Powers of Attorney